EXHIBIT 99.1

Innovation1 Biotech Appoints Frederick E. Pierce, II to its

Board of Directors

NEW YORK, September 15, 2022 — Innovation1 Biotech Inc. (OTCQB: IVBT) (“Innovation1'' or the “Company”), a small molecule drug discovery company focused on the clinical development of modified Schedule 1 molecules of botanical origin, today announced the appointment of Frederick E. Pierce, II, to its Board of Directors.

Mr. Pierce is a serial biotech entrepreneur with more than 20 years of senior leadership and operating experience in building successful biotech companies. He is the CEO and co-founder of Decoy Therapeutics, a pharmaceutical company that has created a rapid antivirals development platform. He is also an advisor to the Canadian Consulate of Boston/Cambridge’s Healthcare and Technology Accelerator. As a board member of the Canadian Entrepreneurs of New England, he serves as Chairman of the Life Sciences Leadership Council. Mr. Pierce also served as a Senior Advisor for Bionest Partners, which provides leading global pharmaceutical and biotech companies strategic advice on matters including market access, licensing valuation and strategy, reimbursement, drug pricing and venture capital diligence support services.

“Mr. Pierce brings a wealth of experience to our Board of Directors. His background brings a proven track record of attracting capital, forging transformative strategic global alliances and working with investors to create successful outcomes of public and private healthcare companies,” said Jeffrey Kraws, CEO of Innovation1 Biotech. “We look forward to his contributions as we continue to unlock untapped potential and create viable solutions where current treatments are inadequate or non-existent.”

Prior to joining Innovation1, Mr. Pierce was President of SemBioSys Genetics. His multi-faceted career has entailed various roles, including Investor Relations at Javelin Pharmaceuticals where he served as Vice President. He was also Vice President of Business Development and Investor Relations before becoming CEO of GlycoGenesys, Inc. He started as Vice President of Finance and Investors Relations for SafeScience, the predecessor company of GlycoGenesys. Mr. Pierce’s finance career included Lehman Brothers, Kidder Peabody and Merrill Lynch. Mr. Pierce received a B.S. in Chemistry from Hampshire College.

"I’m more motivated than ever to get to work with a company like Innovation1 during such an exciting time for innovative therapies,” said Mr. Pierce. “I look forward to leveraging my equity capital markets and healthcare industry experience as Innovation1 continues to advance its clinical pipeline.”

1

The Company’s clinical portfolio includes five proprietary preclinical prodrugs, all fully synthetic without connection to botanical sourcing: a mushroom-derived psychedelic molecule for treatment of post-traumatic stress disorder and depression, a novel cannabinoid and tree bark derived psychedelic for treatment of addiction and three additional novel cannabinoid prodrugs addressing clinical indications of refractory pediatric epilepsy, hypertrophic scarring after burn wound injury, and ocular inflammation of the cornea and anterior uvea. In addition, Innovation1’s nutraceutical complex, Mioxal, is designed and formulated to contribute and help maintain normal energy metabolism, improve mood, and reduce fatigue for those suffering from fibromyalgia and chronic fatigue syndrome.

For more information on Innovation1, please visit the Company’s website at www.innovation1bio.com.

About Innovation1 Biotech

Innovation1 Biotech Inc. is a small molecule drug discovery company focused on the clinical development of modified Schedule 1 molecules of botanical origin, where there is the opportunity to create breakthrough advances in diseases of unmet medical need. The Company’s portfolio includes five proprietary, fully synthetic preclinical prodrugs addressing independent clinical indications: a mushroom-derived psychedelic molecule for treatment of post-traumatic stress disorder and depression, a novel cannabinoid and tree bark derived psychedelic for treatment of addiction and three additional novel cannabinoid prodrugs addressing clinical indications of refractory pediatric epilepsy, hypertrophic scarring after burn wound injury, and ocular inflammation of the cornea and anterior uvea. Innovation1 also owns a currently approved nutraceutical complex specially designed and formulated to contribute and help maintain normal energy metabolism, improve mood, and reduce fatigue for those suffering from fibromyalgia and chronic fatigue syndrome.

Forward Looking Statements

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Innovation1 Biotech Inc. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company's ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other risks and information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in our filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations or rules.

2

Contact Information:

Jeffrey Kraws, CEO

Innovation1 Biotech

jkraws@innovation1bio.com

Investor Relations:

Scott Eckstein

KCSA Strategic Communications

innovation1@kcsa.com

Tel: 212-896-1210

Media Relations:

McKenna Miller

KCSA Strategic Communications

mmiller@kcsa.com

Tel: 347-487-6197

3